SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: April 14, 2003 (Date of earliest event reported)
JOHN DEERE CAPITAL CORPORATION
(Exact name of registrant as specified in charter)
DELAWARE (State or other jurisdiction of incorporation)
1-6458 (Commission File Number)
36-2386361 (IRS Employer Identification No.)
1 East First Street Suite 600 Reno, Nevada 89501 (Address of principal executive offices and zip code)
(775)786-5527 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report.)

Item 9.	Regulation FD Disclosure

Deere & Company One John Deere Place Moline, IL 61265 USA Phone: 309-765-8000 www.deere.com

DEERE & COMPANY ACKNOWLEDGES STANDARD & POOR'S RATING ANNOUNCEMENT:

     Deere & Company announced that it was informed today by Standard & Poor's of its intention to place the "A-" long-term credit ratings of Deere & Company and John Deere Capital Corporation on CreditWatch with negative implications. Standard & Poor's also indicated its intention to affirm the "A-2" short-term corporate credit ratings of these same entities.

Deere & Company has been told that Standard & Poor's intended action reflects concern about Deere's previously reported postretirement obligations to employees.

     In light of Standard & Poor's announcement, John Deere Capital Corporation canceled its pending $225 million, two-year medium term note offering which was scheduled to close on 15 April 2003. This action was taken in fairness to the investors who committed to this transaction prior to today's communication from Standard & Poor's .

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

JOHN DEERE CAPITAL CORPORATION

	By:	/s/ JAMES H. BECHT
Secretary

Dated: April 14, 2003